SHAREHOLDERS AGREEMENT
                                     AMONG
                          MANHATTAN SCIENTIFICS, INC.,
                              THOMAS G. ANDERSON,
                                      AND
                           NOVINT TECHNOLOGIES, INC.




                            DATED AS OF MAY 16, 2001

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                             SHAREHOLDERS AGREEMENT

      THIS SHAREHOLDERS AGREEMENT, made as of this 9th day of May, 2001 by and between MANHATTAN SCIENTIFICS, INC., a public Delaware corporation having offices located at 641 Fifth Avenue, New York, New York, USA ("MHTX"), NOVINT TECHNOLOGIES, INC., a private New Mexico corporation having offices located in Albuquerque, New Mexico ("Novint"), and THOMAS G. ANDERSON residing at 4900 Cutting Avenue NW, Albuquerque, New Mexico 87114 ("Anderson").

                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, MHTX, Novint, and Anderson signed a Research and Development and License Agreement dated as of June 24, 2000 (the "R&D Agreement") pursuant to which (i) MHTX had the right to receive 36,606 shares of Novint Common Stock in exchange for MHTX's agreement to fund (or procure the funding of) $1,500,000 initially, and such significant additional amounts as MHTX and Novint agreed, and (ii) Novint agreed to perform, and to apply MHTX's funding in payment of, certain research and development services; a photocopy of the R&D Agreement is attached to this Agreement; and,

      WHEREAS, as of the date of this Agreement, MHTX has paid to Novint $1,220,000 of such funding and has agreed to deliver the remaining $280,000 of such funding; and,

      WHEREAS, Novint has agreed to sell to MHTX, and MHTX has agreed to purchase for Novint, an additional 4,066 shares of Novint Common Stock; and,


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      WHEREAS, the parties have agreed to terminate the Research and Development and License Agreement, including without limitation MHTX's obligations to continue funding beyond the initial $1.5 million.

      NOW, THEREFORE, upon good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

      1. PURCHASE AND SALE OF NOVINT SHARES. Contemporaneously with the signing of this Agreement, Novint agrees to issue and sell to MHTX, and MHTX agrees to purchase, 40,672 shares of Novint Common Stock which will constitute 48.65% of all issued and outstanding shares of Novint Common Stock on an undiluted basis (ie., before provision for options granted as of the date of this Agreement or to be granted pursuant to agreements with employees or pursuant to other stock option plans adopted by Novint). As consideration for the 40,672 shares, MHTX
(i) has delivered to Novint $1,220,000, (ii) will deliver to Novint $280,000, and (iii) will deliver to Novint on or before April 20, 2001, a stock certificate representing 1,000,000 shares of MHTX Common Stock (the "MHTX Shares"). It is understood and agreed that, following the purchase by MHTX of the additional MHTX Shares, ownership of Novint's issued and outstanding shares of common stock will be as follows:

      Anderson:               40,672 shares
      MHTX:                   40,672 shares ("MHTX Novint Stock")
      Other Shareholders       2,250 shares


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It is understood and agreed that, in addition to the foregoing, there will be options to purchase 1405 shares of Novint Common Stock, 4,000 shares of Novint Preferred Stock with certain rights, restrictions, preferences and limitations set forth in Novint's organizing documents, and 15,000 shares of Novint Common Stock subject to the terms of an employee incentive stock option plan or other employee agreements adopted and approved by Novint's Board of Directors. Upon expiration and deletion of any restrictions upon the MHTX Shares, and as a measure to protect MHTX's shareholders, Novint agrees not to sell more than 3,000 of such shares per trade upon the open market, nor more than 15,000 shares per day, without the prior written consent of MHTX. Novint may privately transfer all or any portion of the MHTX Stock, provided that the transferee(s) agree to the aforesaid restrictions in writing. This covenant shall survive termination of this Agreement. Novint warrants and represents to MHTX that the MHTX Novint Stock, when issued to MHTX, will have been validly issued, will be fully paid, and will be free of any liens or encumbrances, other than those created by or imposed upon the holders thereof voluntarily by agreement or otherwise through no action of Novint; provided, however, that the MHTX Novint Stock will be subject to restrictions on transfer under applicable state and/or federal securities laws and regulations. MHTX warrants and represent to Novint that the MHTX Shares, when issued to Novint, will have been validly issued, will be fully paid, and will be free of any liens or encumbrances, other than those created by or imposed upon the holders thereof voluntarily by agreement or otherwise through no action of MHTX; provided, however, that the MHTX Shares will be subject to restrictions on transfer under applicable state and/or federal securities laws and regulations.


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      2. REGISTRATION OF SHARES, PIGGYBACK REGISTRATION RIGHTS AND LEGEND. MHTX
shall make a good faith effort to effect a registration of at least 250,000 shares of the MHTX Shares to be received by Novint pursuant to this Agreement by preparing and filing with the Securities Exchange Commission an appropriate registration statement pursuant to applicable federal securities laws and regulations, and seeking the declaration or ordering of the effectiveness of such registration statement. In connection with the filing of any such registration statement, MHTX will (i) promptly give to Novint written notice thereof, which notice shall also indicate all requirements or conditions to which such registration is subject, all in MHTX's sole discretion and (ii) include in such registration(and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, the 250,000 shares held and owned by Novint and specified in a written request or request made by Novint within 10 days after receipt of such written notice from MHTX to Novint. Until such registration is effective, all shares to be issued to Novint pursuant to this Agreement shall bear substantially the following legend:

      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE144(k) OF SUCH ACT."

Novint acknowledges and agrees that the timing of MHTX's efforts to effect a registration of shares is within MHTX's sole discretion, and that such registration efforts will be intended to accomplish MHTX corporate purposes in addition to the transactions contemplated herein. Notwithstanding the foregoing, MHTX presently intends to initiate such efforts as soon as reasonably practicable after the date of this Agreement, but in no event prior to the filing of its year 2000 form 10-K. With regard to shares to be issued by MHTX to


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Novint pursuant to this Agreement, MHTX neither guarantees, warrants nor represents to Novint that: (i) such shares will ultimately be granted registration status by the Securities and Exchange Commission or other cognizant government entity or that registered status, if granted, will be maintained;
(ii) any such registration will be accomplished within a predetermined period of time; or (iii) that such shares prior to registration or at any other times will not be restricted from resale or transfer or otherwise subject to disclosure or other requirements pursuant to SEC Rule 144 or other applicable laws, rules or regulations. Novint has sought and received independent legal and accounting advice concerning these and related securities law and tax issues and consequences and rely solely upon such advice in entering into this Agreement. Novint expressly acknowledges and agrees that no officer, director, attorney, accountant, employee or contractor of MHTX has provided Novint with legal, accounting, or business advice concerning any aspect of this Agreement or the transactions contemplated hereunder, and Novint freely assumes any tax or other risks associated with same.

      3. SHAREHOLDER AGREEMENTS. MHTX and Anderson agree to vote their shares to give effect to the following management and share restrictions:

            3.1 It is agreed that, other than the securities described in paragraph 1 above, no other securities of Novint shall be issued or authorized in the absence of formal approval of the board of directors of Novint.

            3.2 There shall be five (5) seats on the Novint board of directors elected by Novint's shareholders in accordance with its Bylaws. MHTX and Anderson agree to vote their shares to elect Anderson and Marvin Maslow as Directors and to elect Anderson as Chairman of the Board. Initially MHTX shall be entitled to specify two (2) directors, and Novint shall be entitled to specify two (2) directors, it being understood that the fifth director shall be selected by the other (4) directors. As of the date of this Agreement, Thomas Anderson and Edwin H. Barsis are the two directors specified by Novint. Marvin Maslow and Scott L. Bach are the two directors specified by MHTX.


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            3.3 Novint is presently considering becoming a public company either through an initial public offering or through a transaction by which Novint (and/or its successors and assigns) are acquired by an existing public company whose sole purpose subsequent to such acquisition shall be to carry on the affairs of Novint ("Novint Public Co."). MHTX shall act as an uncompensated facilitator and advisor to Novint in connection with the foregoing. Anderson and MHTX agree to vote their shares in Novint to maintain the ratio of ownership percentages in Novint owned by Anderson and MHTX.

            3.4 MHTX shall not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the MHTX Novint Shares (as defined below) owned or to be owned by it except in compliance with the terms of this Agreement. For purposes of this Agreement, the term "Shares" shall mean and include the MHTX Novint Stock and any other portion of the shares of stock of Novint of any class or any other share or shares of capital stock (or rights, options or warrants to acquire such shares) of Novint (or its successors) owned by MHTX, whether presently held or hereafter acquired.

            3.5 Prior to the time that Novint becomes Novint Public Co., MHTX may not sell, assign, transfer or otherwise dispose of any or all MHTX Novint Shares owned by it to a third party unless (i) MHTX shall have received a bona fide arm's length offer to purchase such MHTX Novint Shares from such third party, and (ii) MHTX first submits a written offer (the "Offer") to Novint identifying the third party to whom such MHTX Novint Shares are proposed to be sold and the terms of the proposed sale and offering to Novint the opportunity to purchase such MHTX Novint Shares on terms and conditions, including price, not less favorable to Novint than those on which MHTX proposes to sell such MHTX Novint Shares to any other purchaser.


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                  Novint shall act upon the Offer as soon as practicable after receipt thereof, and in no event later than thirty (30) days after receipt thereof. In the event that Novint shall elect to purchase all or a part of the MHTX Novint Shares covered by the Offer, Novint shall, within such thirty (30) day period, (i) communicate in writing such election to purchase to MHTX, which communication shall be delivered by hand or mailed to MHTX at the address shown by Novint's records or at such other address furnished to Novint and shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the MHTX Novint Shares covered thereby; and (ii) pay (or cause to be paid) to MHTX the purchase price in full.

                  In the event that Novint does not purchase the MHTX Novint Shares offered by MHTX pursuant to the Offer, all of such MHTX Novint Shares may be sold by MHTX at any time following the thirtieth (30th) day after receipt of the Offer by Novint, provided that the purchaser of the MHTX Novint Shares shall agree in writing to abide by all of the provisions hereof. Any such sale shall be to the person originally named in the Offer as the proposed purchaser or transferee and shall be at not less than the price and upon other terms and conditions, if any, not more favorable to such purchaser than those specified in the Offer. Any MHTX Novint Shares sold after such 30-day period, to a different purchaser, at a lower price or otherwise on more favorable terms shall be subject to the requirements of a prior offer pursuant to this Section.


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                  The provisions of this Section 3.5 shall terminate immediately upon the effectiveness of an underwritten initial public offering on a firm commitment basis pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of Voting Common Stock for the account of Novint, in which the aggregate gross proceeds to Novint are acceptable to its Board of Directors, or upon the occurrence of any other procedure whereby Novint becomes Novint Public Co.

            3.6 If Novint becomes Novint Public Co., then upon expiration and deletion of any restrictions upon the MHTX Novint Shares, and as a measure to protect Novint Public Co.'s shareholders, MHTX agrees not to sell more than 3,000 of such shares per trade upon the open market, nor more than 15,000 shares per day upon the open market, without the prior written consent of Novint. MHTX may privately transfer all or any portion of the MHTX Novint Shares, provided that the transferee(s) agree to the aforesaid restrictions in writing. This covenant shall survive termination of this Agreement.

            3.7 Prior to Novint becoming Novint Public Co., any transferee of Novint stock originally issued to MHTX, whether through purchase or otherwise, shall agree to abide by any voting restrictions described in this contract, including but not limited to voting with respect to the board of directors and its chairman, prior to transfer of said stock. This covenant shall survive termination of this Agreement.


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      4. COMPLETION OF FUNDING; TERMINATION OF RESEARCH AND DEVELOPMENT AND
LICENSE AGREEMENT. MHTX will deliver to Novint $280,000. The Research and Development and License Agreement (the "R&D Agreement"), including but not limited to, with respect to any license of Novint Technologies (as defined in the R&D Agreement) is hereby terminated. All obligations of MHTX to fund (or procure funding of) research and development services by Novint pursuant to the R&D Agreement are hereby deemed fully performed and discharged. All obligations of Novint to perform research and development services pursuant to the R&D Agreement are hereby deemed fully performed and discharged.

      5. NOTICES. Any notice or other communication in connection with this agreement shall be in writing and delivered by overnight courier and facsimile addressed to a party hereto at the addresses provided below (or to such person or address as such party shall specify in writing to the other parties hereto):

                        If to Novint:

                        Mr. Thomas Anderson
                        Novint Technologies, Inc.
                        4900 Cutting Avenue, NW
                        Albuquerque, New Mexico  87114



                        If to MHTX:

                        Marvin Maslow, CEO
                        Manhattan Scientifics, Inc.
                        641 Fifth Avenue, Suite 36F
                        New York, New York 10022

                              And

                        Jack Harrod, COO
                        Manhattan Scientifics, Inc.
                        127 Eastgate Drive
                        Los Alamos, New Mexico 87544


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                            With a Copy to

                        Scott L. Bach, Esq.
                        Bach & Associates
                        One Rockefeller Plaza, Suite 210
                        New York, New York 10020

            Each party may designate a change of address by notice to the other party, given at least five (5) days before such change of address is to become effective.

            Any written notice shall be deemed to have been served forty-eight
(48) hours after the date it was transmitted in accordance with the foregoing provisions.

      6.    MISCELLANEOUS.

            6.1 Modification. This agreement contains the entire understanding between the parties with respect to the subject matter hereof, and any promises, representations, warranties or guarantees not herein contained shall have no force or effect unless in writing, signed by all parties. Neither this agreement nor any portion or provision hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

            6.2 Governing Law and Other Matters. This agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York. Novint and MHTX hereby (i) waive any right to trial by jury in any legal proceeding related in any way to this agreement; (ii) agree that venue of all disputes shall be in New York County; and (iii) waive any objection and consent to personal jurisdiction, subject matter jurisdiction and venue of and in the courts located in New York County.

            6.3 Invalidity. If any part of this agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

            6.4 Benefit of Agreement. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns only and is not intended for the benefit of any other party.

            6.5 Captions. The captions of the various sections and paragraphs of this agreement have been inserted only for the purpose of convenience. Such captions are not a part of this agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of the agreement.


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            6.6 Incorporation by Reference. All of the "Whereas" clauses at the beginning of this agreement, and all of the Schedules and Exhibits annexed hereto, are hereby incorporated by reference and made a part hereof.

            6.7 Counterparts; When Effective. This agreement may be executed in counterparts. This agreement shall become effective and enforceable upon MHTX's receipt of a fully and properly executed original copy hereof bearing complete and mutually agreed copies of all schedules referenced herein.

            6.8 Prohibition of Assignment. None of the parties may assign this agreement to any third party without the prior written consent of all the parties hereto. Notwithstanding the foregoing, nothing shall prohibit any party from assigning its right to receive monies pursuant to this agreement to any third party, provided that the third party agrees that its right to receive monies is subject to the terms and conditions of this Agreement.

            6.9 Further Assurances. Novint and MHTX agree to promptly execute any and all documents and instruments necessary to effect, register, update and/or document the agreement set forth in this Shareholder's Agreement.


            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



              THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.


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                    MANHATTAN SCIENTIFICS, INC.


                    By: _____________________________________



                    NOVINT TECHNOLOGIES, INC.


                    By: _____________________________________
                        Thomas G. Anderson, President


                    _________________________________________
                    THOMAS G. ANDERSON


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